                                                                   EXHIBIT:10.15

                                                                  EXECUTION COPY
================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   Dated as of

           July 8, 2002 and amended and restated as of March 31, 2003

                                      Among

                              AOL TIME WARNER INC.,

                        AOL TIME WARNER FINANCE IRELAND,
                                  as Borrowers,

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,

                    BANK OF AMERICA, N.A. AND CITIBANK, N.A.,
                            as Co-Syndication Agents,

                                       and

                       ABN AMRO BANK N.V. AND BNP PARIBAS,
                           as Co-Documentation Agents

                $2,500,000,000 364-DAY REVOLVING CREDIT FACILITY

================================================================================

         J.P. MORGAN SECURITIES INC. AND BANC OF AMERICA SECURITIES LLC, as Joint-Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE I Definitions............................................................................................    1

         SECTION 1.01. Defined Terms.............................................................................    1
         SECTION 1.02. Classification of Loans and Borrowings....................................................   22
         SECTION 1.03. Terms Generally...........................................................................   22
         SECTION 1.04. Accounting Terms; GAAP....................................................................   23

ARTICLE II The Credits...........................................................................................   23

         SECTION 2.01. Commitments...............................................................................   23
         SECTION 2.02. Loans and Borrowings......................................................................   24
         SECTION 2.03. Requests for Revolving Borrowings.........................................................   25
         SECTION 2.04. [Intentionally left blank]................................................................   26
         SECTION 2.05. [Intentionally left blank]................................................................   26
         SECTION 2.06. Funding of Borrowings.....................................................................   26
         SECTION 2.07. Interest Elections........................................................................   26
         SECTION 2.08. Termination and Reduction of Commitments..................................................   28
         SECTION 2.09. Repayment of Loans; Evidence of Debt......................................................   28
         SECTION 2.10. Prepayment of Loans.......................................................................   29
         SECTION 2.11. Fees .....................................................................................   29
         SECTION 2.12. Interest..................................................................................   30
         SECTION 2.13. Alternate Rate of Interest................................................................   31
         SECTION 2.14. Increased Costs...........................................................................   32
         SECTION 2.15. Break Funding Payments....................................................................   33
         SECTION 2.16. Taxes ....................................................................................   33
         SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs................................   35
         SECTION 2.18. Mitigation Obligations; Replacement of Lenders............................................   36
         SECTION 2.19. Prepayments Required Due to Currency Fluctuation..........................................   37
         SECTION 2.20. Adoption of the Euro......................................................................   37

ARTICLE III Representations and Warranties.......................................................................   37

         SECTION 3.01. Organization; Powers......................................................................   37
         SECTION 3.02. Authorization; Enforceability.............................................................   38
         SECTION 3.03. Governmental Approvals; No Conflicts......................................................   38
         SECTION 3.04. Financial Condition; No Material Adverse Change...........................................   38
         SECTION 3.05. Properties................................................................................   39
         SECTION 3.06. Litigation and Environmental Matters......................................................   39
         SECTION 3.07. Compliance with Laws and Agreements.......................................................   39
         SECTION 3.08. Government Regulation.....................................................................   39
         SECTION 3.09. Taxes ....................................................................................   39
         SECTION 3.10. ERISA ....................................................................................   40
         SECTION 3.11. Disclosure................................................................................   40

ARTICLE IV Conditions............................................................................................   40

         SECTION 4.01. Amendment Effective Date..................................................................   40
         SECTION 4.02. Each Credit Event.........................................................................   41

ARTICLE V Affirmative Covenants..................................................................................   42

         SECTION 5.01. Financial Statements and Other Information................................................   42
         SECTION 5.02. Notices of Material Events................................................................   43
         SECTION 5.03. Existence; Conduct of Business............................................................   44
         SECTION 5.04. Payment of Obligations....................................................................   44
         SECTION 5.05. Maintenance of Properties; Insurance......................................................   44
         SECTION 5.06. Books and Records; Inspection Rights......................................................   44
         SECTION 5.07. Compliance with Laws......................................................................   45
         SECTION 5.08. Use of Proceeds...........................................................................   45
         SECTION 5.09. Fiscal Periods; Accounting................................................................   45

ARTICLE VI Negative Covenants....................................................................................   45

         SECTION 6.01. Financial Covenants.......................................................................   45
         SECTION 6.02. Indebtedness..............................................................................   45
         SECTION 6.03. Liens.....................................................................................   46
         SECTION 6.04. Mergers, Etc. ............................................................................   47
         SECTION 6.05. Investments...............................................................................   48
         SECTION 6.06. Restricted Payments.......................................................................   48
         SECTION 6.07. Transactions with Affiliates..............................................................   48
         SECTION 6.08. Unrestricted Subsidiaries.................................................................   48

ARTICLE VII Events of Default....................................................................................   49

ARTICLE VIII The Agents..........................................................................................   51

ARTICLE IX Miscellaneous.........................................................................................   53

         SECTION 9.01. Notices...................................................................................   53
         SECTION 9.02. Waivers; Amendments.......................................................................   54
         SECTION 9.03. Expenses; Indemnity; Damage Waiver........................................................   55
         SECTION 9.04. Successors and Assigns....................................................................   56
         SECTION 9.05. Survival..................................................................................   58
         SECTION 9.06. Counterparts; Integration; Effectiveness..................................................   58
         SECTION 9.07. Severability..............................................................................   59
         SECTION 9.08. Right of Setoff...........................................................................   59
         SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process................................   59
         SECTION 9.10. WAIVER OF JURY TRIAL......................................................................   59
         SECTION 9.11. Headings..................................................................................   60
         SECTION 9.12. Confidentiality...........................................................................   60
         SECTION 9.13. Acknowledgements..........................................................................   60
         SECTION 9.14. Judgment Currency.........................................................................   61

         SECTION 9.15. Loans to Borrowers Separate Credit Facility...............................................   61

SCHEDULES:

Schedule 1.01 - Mandatory Cost Rate
Schedule 2.01 - Commitments
Schedule 2.03(A) - Borrowing Notice/Interest Election Notice/Prepayment Notice
Schedule 2.03(B) - Authorized Account Numbers & Locations
Schedule 6.08 - Unrestricted Subsidiaries
Schedule 8 - List of Proper Persons

EXHIBITS:

Exhibit A - Form of Assignment and Acceptance
Exhibit B - Form of Primary Guarantee

                  AMENDED AND RESTATED 364-DAY CREDIT AGREEMENT (as further amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of July 8, 2002 and amended and restated as of March 31, 2003, among AOL TIME WARNER INC., a Delaware corporation ("AOLTW"), and AOL TIME WARNER FINANCE IRELAND, a corporation of the Republic of Ireland ("AOLTWFI"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), BANK OF AMERICA, N.A. and CITIBANK, N.A., as co-syndication agents (in such capacity, the "Co-Syndication Agents"), ABN AMRO BANK N.V. and BNP PARIBAS, as co-documentation agents (in such capacity, the "Co-Documentation Agents") and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, AOLTW, AOLTWFI, Time Warner Entertainment, Company L.P., a Delaware limited partnership ("TWE"), Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership ("TWEAN"), the Lenders, the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent are parties to a 364-Day Credit Agreement, dated as of July 8, 2002 (the "Existing Credit Agreement");

                  WHEREAS, AOLTW, AOLTWFI, TWE and TWEAN have requested that the Lenders (under and as defined in, for this purpose only, the Existing Credit Agreement), agree to re-evidence the rights and obligations of AOLTW and AOLTWFI under the Existing Credit Agreement and to certain amendments to the Existing Credit Agreement on the terms set forth in this Agreement;

                  WHEREAS, the Lenders (pursuant to and as defined in, for this purpose only, the Existing Credit Agreement) by executing and delivering lender consent letters, dated as of the date hereof (collectively, the "Lender Consent"), have agreed to such amendments on the terms and conditions set forth in this Agreement and have authorized the Administrative Agent to enter into this Agreement in accordance with Section 9.02(b) of the Existing Credit Agreement;

                  ACCORDINGLY, it is agreed that on the Amendment Effective Date (as defined herein) the rights and obligations of AOLTW and AOLTWFI under the Existing Credit Agreement shall be amended and re-evidenced as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted Financial Statements" means, for any period, (a) the balance sheet of AOLTW and its Restricted Subsidiaries (treating Unrestricted Subsidiaries as equity investments of AOLTW to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of AOLTW in accordance with GAAP) as of the end of such period and (b) the related statements of operations and stockholders equity for such period and, if such period is not a fiscal year, for the then elapsed portion of the fiscal year (treating Unrestricted Subsidiaries as equity investments of AOLTW to the extent that such Unrestricted Subsidiaries would not otherwise be treated as equity investments of AOLTW in accordance with GAAP).

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, together with its affiliates, as an arranger of the Commitments and as administrative agent for the Lenders hereunder, together with any of its successors pursuant to
Article VIII.

                  "Administrative Questionnaire" means, with respect to each Lender, an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, that two or more Persons shall not be deemed Affiliates because an individual is a director and/or officer of each such Person.

                  "Agents" means the Co-Syndication Agents, the Co-Documentation Agents and the Administrative Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Amendment Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied.

                  "America Online" means America Online, Inc., a Delaware corporation.

                  "AOLTW" has the meaning assigned to such term in the preamble hereto.

                  "AOLTWFI" has the meaning assigned to such term in the preamble hereto.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the sum total of the Commitments which is represented by such Lender's Commitment. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to the Facility Fee payable hereunder the applicable rate per annum set forth below expressed in Basis Points under the caption "Facility Fee Rate" based upon the senior unsecured long-term debt credit rating assigned by Moody's and S&P, respectively, applicable on such date to AOLTW, and with respect to any Loan (other than an ABR Loan), the applicable rate per annum set forth below expressed in Basis Points under the caption "Loan (other than ABR Loans) Spread" based upon the senior unsecured long-term debt credit rating (or an equivalent thereof) (in each case, a "Rating") assigned by Moody's and S&P, respectively, applicable on such date to AOLTW:

====================================================================
                            LOAN (OTHER THAN
       RATINGS                 ABR LOANS)              FACILITY FEE
    S&P / MOODY'S                SPREAD                    RATE
--------------------------------------------------------------------
     Category A
       A / A2                     37.0                     8.0

--------------------------------------------------------------------
     Category B
       A- / A3                    41.0                     9.0

--------------------------------------------------------------------
     Category C
     BBB+ / Baa1                  52.5                    10.0

--------------------------------------------------------------------
     Category D
     BBB / Baa2                   62.5                    12.5

--------------------------------------------------------------------
     Category E
     BBB- / Baa3                  70.0                    17.5

--------------------------------------------------------------------
     Category F
Lower than BBB- /Baa3            100.0                    25.0

====================================================================

                  For purposes of determining the Applicable Rate, (a) if either Moody's or S&P shall not have in effect a relevant Rating (other than by reason of the circumstances referred to in clause (c) of this definition), then the Rating assigned by the other rating agency shall be used; (b) if the relevant Ratings assigned by Moody's and S&P shall fall within different Categories, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; (c) if either rating agency shall cease to assign a relevant Rating solely because AOLTW elects not to participate or otherwise cooperate in the ratings process of such rating agency, the Applicable Rate shall not be less than that in effect immediately before such rating agency's Rating for AOLTW became unavailable; and (d) if the relevant Ratings assigned by Moody's or S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, AOLTW and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; provided that, if AOLTW elects to extend the Maturity Date of the Revolving Loans outstanding on the Commitment Termination Date pursuant to Section 2.09(f), each of the applicable rates per annum set forth above in Basis Points under the caption "Loan (other than ABR Loans) Spreads" shall be increased by 25 Basis Points for the period that such Revolving Loans remain outstanding subsequent to the Initial Maturity Date.

                  "Arrangers" means J.P. Morgan Securities Inc. and Banc of America Securities LLC.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A.

                  "Availability Period" means the period from and including the Effective Date to but excluding the Commitment Termination Date.

                  "Basis Point" means 1/100th of 1%.

                  "Base Rate" means (a) with respect to Dollar denominated Loans, the Alternative Base Rate, (b) with respect to Pound Sterling denominated Loans, the Pound Sterling Overnight Rate, and (c) with respect to Euro denominated Loans, the Euro Overnight Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" means each of AOLTW and AOLTWFI.

                  "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans or TIBOR Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan or a Base Rate Loan (other than an ABR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market,
(b) when used in connection with any Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payment in Euro and (c) when used in connection with any Loan denominated in Yen, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Yen in the interbank market in Tokyo.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, partnership interests or other equivalents (however designated and whether voting or non-voting) of such Person's equity, whether outstanding on the date hereof or hereafter issued, and any and all equivalent ownership interests in a Person (other than a corporation) and any and all rights, warrants or options to purchase or acquire or exchangeable for or convertible into such shares, partnership interests or other equivalents.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) U.S. Dollar-denominated and Eurocurrency time deposits, certificates of deposit and bankers' acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody's is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.

                  "Change in Control" means either (a) a Person or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act) acquiring or having beneficial ownership (it being understood that a tender of shares or other equity interests shall not be deemed acquired or giving beneficial ownership until such shares or other equity interests shall have been accepted for payment) of securities (or options to purchase securities) having a majority or more of the ordinary voting power of AOLTW (including options to acquire such voting power) or (b) persons who are directors of AOLTW as of the date hereof or persons designated or approved by such directors ceasing to constitute a majority of the board of directors of AOLTW.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive of any Governmental Authority made or issued after the date of this Agreement.

                  "Co-Documentation Agents" has the meaning set forth in the preamble hereto.

                  "Co-Syndication Agents" has the meaning set forth in the preamble hereto.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and/or to acquire participations in Yen Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or Section 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender's Commitment as of the Amendment Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

                  "Commitment Termination Date" means the earlier of (a) the Business Day immediately preceding the first anniversary of the Effective Date and (b) the date on which the Commitments shall terminate in their entirety in accordance with the provisions of this Agreement.

                  "Commitment Utilization Percentage" means on any day the percentage equivalent to a fraction (a) the numerator of which is the sum of the aggregate outstanding Revolving Credit Exposure of the Lenders under the Facilities (as modified or replaced from time to time) then in effect in the aggregate, and (b) the denominator of which is the sum of the aggregate amount of the Commitments of the Lenders then in effect under the Facilities (as modified or replaced from time to time) then in effect in the aggregate; provided that on any day subsequent to (i) the Initial Maturity Date if AOLTW has delivered a Term Out Notice pursuant to Section 2.09(f), the aggregate amount of the Commitments of the Lenders under this Agreement for purposes of this definition shall be the aggregate amount of the outstanding Revolving Credit Exposure of the Lenders and (ii) the Initial Maturity Date (under and as defined in the TWC 364-Day Credit Agreement) if a Term Out Notice has been delivered pursuant to Section 2.09(f) of the TWC 364-Day Credit Agreement, the aggregate amount of the

Commitments of the Lenders thereunder for purposes of this definition shall be the aggregate amount of the outstanding Revolving Credit Exposure of the Lenders thereunder.

                  "Companies" means each of the Credit Parties and their respective Restricted Subsidiaries, collectively; and "Company" means any of them.

                  "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of AOLTW (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or
9.03 than the designating Lender would have been entitled to receive in respect of the Loans made by such Conduit Lender or (b) be deemed to have any Commitment. The making of a Loan by a Conduit Lender hereunder shall utilize the Commitment of a designating Lender to the same extent, and as if, such Loan were made by such designating Lender.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income of AOLTW and its Restricted Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income of AOLTW and its Restricted Subsidiaries for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs (excluding amortization of film inventory that does not constitute amortization of purchase price amortization), (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) minority interest expense in respect of preferred stock of Subsidiaries of AOLTW, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income and (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), all as determined on a consolidated basis.

                  "Consolidated Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense" means, for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of AOLTW and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of AOLTW and its

Restricted Subsidiaries (other than the amount amortized during such period in respect of all fees paid in connection with the incurrence of such Indebtedness), such expense to be determined on a consolidated basis in accordance with GAAP).

                  "Consolidated Leverage Ratio" means, as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of any Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded, without duplication (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that such other Person's assets are acquired by such Person or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than (i) in the case of such Person, a Restricted Subsidiary and (ii) in the case of any other Person, a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person (or (i) in the case of such Person, its Restricted Subsidiary and (ii) in the case of any other Person, its Subsidiary) in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement or instrument (other than any Credit Document), judgment, decree, order, statute, rule, governmental regulation or other requirement of law applicable to such Subsidiary; provided that the income of any Subsidiary of such Person shall not be excluded by reason of this clause (c) so long as such Subsidiary guarantees the Obligations of such Person.

                  "Consolidated Total Assets" means at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of AOLTW and its Subsidiaries under total assets at such date; provided that such amounts shall be calculated in accordance with Section 1.04.

                  "Consolidated Total Debt" means, at any date, the aggregate principal amount of Indebtedness of AOLTW and its Restricted Subsidiaries minus
(a) the aggregate principal amount of any such Indebtedness that is payable either by its terms or at the election of the obligor in equity securities of AOLTW or the proceeds of options in respect of such equity securities, (b) the aggregate amount of any Stock Option Loans, (c) the aggregate principal amount of Film Financings and (d) the aggregate amount of cash and Cash Equivalents held by AOLTW or any of its Restricted Subsidiaries in excess of $200,000,000, all determined on a consolidated basis in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Copyright Liens" means any Liens granted by any Borrower or any of its Subsidiaries on copyrights relating to movies or other programming, which movies or other programming are subject to one or more contracts entitling such Borrower or such Subsidiary to future payments in respect of such movies or other programming and which contractual rights to future payments are to be transferred by such Borrower or Subsidiary to a special purpose Subsidiary of such Borrower or Subsidiary organized for the purpose of monetizing such rights to future payments, provided that such Liens
(a) are granted directly or indirectly for the benefit of the special purpose Subsidiary and/or the Persons who purchase such contractual rights to future payments from such special purpose Subsidiary and (b) extend only to the copyrights for the movies or other programming subject to such contracts for the purpose of permitting the completion, distribution and exhibition of such movies or other programming.

                  "Credit Documents" means this Agreement, the Primary Guarantee and each Note.

                  "Credit Parties" means the Borrowers and the Guarantors; and "Credit Party" means any of them.

                  "Currency" means Dollars or any Optional Currency.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Defaulting Lender" means any Lender which fails to make any Loan required to be made by it in accordance with the terms and conditions of this Agreement.

                  "Dollar Equivalent" means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to an amount denominated in any Optional Currency, the equivalent in Dollars of such amount determined by the Administrative Agent in accordance with normal banking industry practice using the Exchange Rate on the date of determination of such equivalent. In making any determination of the Dollar Equivalent (for purposes of calculating the amount of Loans to be borrowed from the respective Lenders on any date or for any other purpose), the Administrative Agent shall use the relevant Exchange Rate in effect on the date on which the applicable Borrower delivers a Borrowing Request (which, in accordance with Section 2.03, may be telephonic) for Loans or on such other date upon which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

                  "Dollars" or "$" refers to lawful money of the United States.

                  "Effective Date" means July 8, 2002.

                  "EMU" means the Economic and Monetary Union as contemplated in the Treaty.

                  "EMU Legislation" means the legislative measures of the European Council (including without limitation the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "Environmental Law" means all applicable and binding laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means, with respect to any Borrower, any trade or business (whether or not incorporated) that, together with such Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or in Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any unfunded liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Credit Party or any ERISA Affiliate of any notice concerning the imposition on such entity of Withdrawal Liability or a determination that a Multiemployer Plan with respect to which such entity is obligated to contribute or is otherwise liable is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) the occurrence, with respect to a Plan or a Multiemployer Plan, of a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to a Credit Party.

                  "Euro" and "(euro)" means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds in such currency.

                  "Eurocurrency," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Euro Overnight Rate" means, for any day, the sum of (a) the average of the rates per annum quoted at approximately 11:00 a.m., London time, to leading banks in the European interbank market by the Reference Banks for the offering of overnight deposits in Euro plus (b) the Applicable Rate. The Administrative Agent shall determine the Euro Overnight Rate by obtaining quotes from the Reference Banks, and if any such Reference Bank fails to timely provide such quote for any day, then the Euro Overnight Rate for such day shall be determined by the average based on the quotes from the Reference Banks that provided quotes on that day.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Exchange Rate" means, with respect to any Optional Currency on a particular date, the rate at which such Optional Currency may be exchanged into Dollars, as set forth at 11:00 a.m. London time on such date on the applicable Reuters Screen page with respect to such Optional Currency. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such Optional Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and AOLTW or, in the absence of such agreement, such Exchange Rate shall instead be the spot rate of exchange of the Administrative Agent in the London interbank or other market where its foreign currency exchange operations in respect of such Optional Currency are then being conducted, at or about 11:00 a.m., London time, at such date for the purchase of Dollars with such Optional Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by AOLTW under Section 2.18(b)), any withholding tax (i) that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or designates a new lending office or (ii) is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of such designation of a new lending office or assignment, to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.16(a) and (d) in the case of a Lender that is a U.S. Person, any withholding tax that is attributable to the Lender's failure to comply with Section 2.16(f).

                  "Existing Credit Agreement" has the meaning assigned to such term in the recitals to this Agreement.

                  "Extended Maturity Date" means the date that is the second anniversary of the Initial Maturity Date.

                  "Facilities" means the credit facilities extended pursuant to this Agreement, the Five-Year Credit Agreement and the TWC 364-Day Credit Agreement.

                  "Facility Fee" has the meaning assigned to such term in
Section 2.11(a).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next Basis Point) of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next Basis Point) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Film Financing" means, without duplication, monetary obligations arising out of transactions in which so-called tax-based financing groups or other third-party investors provide financing for the acquisition, production or distribution of motion pictures, television programs, sound recordings or books or rights with respect thereto in exchange, in part, for certain tax or other benefits which are derived from such motion pictures, television programs, sound recordings, books or rights; provided that no such monetary obligations shall have, directly or indirectly, recourse (including by way of setoff) to any Borrower or any Restricted Subsidiary or any of its assets other than to the profits or distribution rights related to such motion pictures, television programs, sound recordings, books or rights and other than to a Subsidiary of Warner Communications Inc. or TBS substantially all of the assets of which consist of the motion pictures, television programs, sound recordings, books or rights which are the subject of such transaction and related cash and Cash Equivalents.

                  "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Fitch" means Fitch, Inc.

                  "Five-Year Credit Agreement" means the Five-Year Credit Agreement, dated as of July 8, 2002, among AOLTW, AOLTWFI, TWE, TWEAN, the lenders referred to therein, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, ABN AMRO Bank N.V. and BNP Paribas, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, as amended by the First Amendment, dated as of the date hereof, and as further amended, supplemented or otherwise modified from time to time.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Franchise" means, with respect to any Person, a franchise, license, authorization or right to construct, own, operate, manage, promote, extend or otherwise utilize any cable television distribution system operated or to be operated by such Person or any of its Subsidiaries granted by any Governmental Authority, but shall not include any such franchise, license, authorization or right that is incidentally required for the purpose of installing, constructing or extending a cable television system.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee Obligations" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee Obligations shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantors" means (a) with respect to the Obligations of AOLTW, (i) directly, America Online and Time Warner, (ii) indirectly, TBS and TWCI who shall guarantee the guarantee obligations of Time Warner and (iii) any other Person that becomes and remains a party to the Primary Guarantee after the Effective Date, and (b) with respect to the Obligations of AOLTWFI, AOLTW and the Guarantors listed in clause (a) above.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (but not including synthetic or operating leases), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and payment obligations of such Person pursuant to agreements entered into in the ordinary course of business, which payment obligations are contingent on another Person's satisfactory provision of services or products), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than a Copyright Lien or Liens on interests or Investments in Unrestricted Subsidiaries) on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but only to the extent of the lesser of the fair market value of the property subject to such Lien and the amount of such Indebtedness), (g) all Guarantee Obligations of such Person with respect to Indebtedness of others (except to the extent that such Guarantee Obligation guarantees Indebtedness of a Restricted Subsidiary), (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit (but only to the extent of all drafts drawn thereunder) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. Notwithstanding the foregoing, Indebtedness shall not include (i) any obligation of such Person to guarantee performance of, or enter into indemnification agreements with respect to, obligations, entered into in the ordinary course of business, under any and all Franchises, leases, performance bonds, franchise bonds and obligations to reimburse drawings under letters of credit issued in lieu of performance or franchise bonds, (ii) completion bonds or guarantees or indemnities of a similar nature issued in the ordinary course of business in connection with the production of motion pictures and video and television programming or (iii) obligations to make Tax Distributions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Initial Maturity Date" means the Business Day immediately preceding the first anniversary of the Effective Date.

                  "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan or TIBOR Loan, as the case may be, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or TIBOR Borrowing, as the case may be, with an Interest Period of more than three months' duration, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period" means with respect to any Eurocurrency Borrowing or TIBOR Borrowing, as the case may be, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is (a) one, two, three or six months (or, with the consent of each Lender, a shorter period) thereafter, as the applicable Borrower may elect or (b) one month thereafter, if the applicable Borrower has made no election, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to such a Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest

Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investment" by any Person means any direct or indirect (a) loan, advance or other extension of credit or contribution to any other Person (by means of transfer of cash or other property to others, payments for property or services for the account or use of others, mergers or otherwise), (b) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities (including any option, warrant or other right to acquire any of the foregoing) or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness), (c) purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit and (d) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude extension of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice.

                  "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lender Consent" has the meaning assigned to such term in the recitals to this Agreement.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, (a) with respect to any Eurocurrency Borrowing denominated in Pounds or Dollars for any Interest Period, the rate appearing on Page 3740 or Page 3750, as the case may be, of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Pound or Dollar deposits (as applicable) in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of Pounds, on the first day of such Interest Period), as the rate for Pound or Dollar deposits, as applicable, with a maturity comparable to such Interest Period and (b) with respect to any Eurocurrency Borrowing denominated in Euro for any Interest Period, the rate appearing on Page 248 of the Telerate Service (it being understood that this rate is the Euro interbank offered rate (known as the "EURIBOR Rate") sponsored by the Banking Federation of the European Union (known as the "FBE") and the Financial Markets Association (known as the

"ACI")) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euro with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate per annum (rounded upwards, if necessary, to the next Basis Point) equal to the arithmetic average of the rates at which deposits in Dollars or the applicable Optional Currency approximately equal in principal amount to the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered with respect to any Eurocurrency Borrowing to the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any Affiliate of such Reference
Bank) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or, in the case of Pounds, on the first day of such Interest Period) and; provided, however, that, if only two Reference Banks notify the Administrative Agent of the rates offered to such Reference Banks (or any Affiliates of such Reference Lenders) as aforesaid, the LIBO Rate with respect to such Eurocurrency Borrowing shall be equal to the arithmetic average of the rates so offered to such Reference Banks (or any such Affiliates).

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in (including sales of accounts), on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating leases) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to any Borrower pursuant to this Agreement.

                  "Local Time" means, for payments and disbursements (a) in respect of Dollars, New York time, (b) in respect of Euros or Pounds, London time and (c) in respect of Yen, Tokyo time.

                  "Mandatory Cost" means, with respect to any Lender, the cost imputed to such Lender of compliance with the requirements of the Bank of England or the Financial Services Authority during the relevant Interest Period, determined in accordance with Schedule 1.01.

                  "Material Adverse Effect" means a material adverse effect on
(a) the financial condition, business, results of operations, properties or liabilities of any Borrower and its Restricted Subsidiaries taken as a whole,
(b) the ability of any Credit Party to perform any of its material obligations to the Lenders under any Credit Document to which it is or will be a party or
(c) the rights of or benefits available to the Lenders under any Credit
Document.

                  "Material Indebtedness" means Indebtedness (other than the Loans), of any one or more of the Borrowers and the Restricted Subsidiaries thereof in an aggregate principal amount exceeding $200,000,000.

                  "Material Subsidiary" of any Person means, at any date, each Subsidiary of such Person which, either alone or together with the Subsidiaries of such Subsidiary, meets any of the following conditions:

                  (a) as of the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC the investments of such Person and its Subsidiaries in, or their proportionate share (based on their equity interests) of the book value of the total assets (after intercompany eliminations) of, the Subsidiary in question exceeds 10% of the book value of the total assets of such Person and its consolidated Subsidiaries;

                  (b) for the period of four consecutive fiscal quarters ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of such Person and its Subsidiaries in the revenues from continuing operations of the Subsidiary in question exceeds 10% of the revenues from continuing operations of such Person and its consolidated Subsidiaries; or

                  (c) for the period of four consecutive fiscal quarters ended on the last day of such Person's most recently ended fiscal quarter for which financial statements have been filed with the SEC, the equity of such Person and its Subsidiaries in the Consolidated EBITDA of the Subsidiary in question exceeds 10% of the Consolidated EBITDA of such Person.

                  "Maturity Date" means the Initial Maturity Date, provided that if AOLTW has delivered a Term Out Notice to the Administrative Agent in accordance with Section 2.09(f) the Maturity Date in respect of the Revolving Loans (as well as all related interest and fees) subject to such Term Out Notice shall be the Extended Maturity Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "National Currency Unit" means the unit of currency (other than the Euro) of a Participating Member State.

                  "Note" means any promissory note evidencing Loans issued pursuant to Section 2.09(e).

                  "Obligations" has the meaning assigned to such term in the Primary Guarantee.

                  "Officer's Certificate" means, with respect to any Person, a certificate executed by the Chief Financial Officer, the Treasurer or the Controller of such Person or such other officer of such Person reasonably acceptable to the Administrative Agent and designated as such in writing to the Administrative Agent by such Person.

                  "Optional Currency" means, at any time, Pounds, Euros and Yen, so long as such currency is freely traded and convertible into Dollars in the United States market and a Dollar Equivalent thereof can be calculated.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participating Member State" means a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity thereto.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pounds" or "L" or "Pound Sterling" refer to lawful money of the United Kingdom.

                  "Pound Sterling Overnight Rate" means, for any day, a rate per annum equal to the rate on overnight Pound Sterling deposits in the London interbank market as such rates are quoted on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Pound Sterling deposits in the London interbank market), plus the Mandatory Cost, plus the Applicable Rate.

                  "Primary Guarantee" means a guarantee by the Guarantors described in clauses (a) and (b) of the definition thereof, substantially in the form of Exhibit B.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Rating" has the meaning assigned to such term in the definition of "Applicable Rate".

                  "Reference Banks" means JPMorgan Chase Bank, Bank of America, N.A. and Citibank, N.A. and their respective Affiliates.

                  "Register" has the meaning set forth in Section 9.04(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Commitments representing more than 50% of the sum total of the Commitments at such time, or after the Commitment Termination Date, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the total Revolving Credit Exposures at such time.

                  "Responsible Officer" means, as to any Person, any of the Chief Executive Officer, Chief Legal Officer, Chief Financial Officer, Treasurer or Controller (or any equivalent of the foregoing officers) of such Person.

                  "Restricted Companies" means the Companies other than any Unrestricted Subsidiaries.

                  "Restricted Payment" means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock or other equity interests of such Person or any option, warrant or other right to acquire any such shares of capital stock or other equity interests of such Person.

                  "Restricted Subsidiaries" of any Borrower means, as of any date, all Subsidiaries of such Borrower that have not been designated as Unrestricted Subsidiaries by such Borrower pursuant to Section 6.08 or have been so designated as Unrestricted Subsidiaries by such Borrower but prior to such date have been (or have been deemed to be) re-designated by such Borrower as Restricted Subsidiaries pursuant to Section 6.08.

                  "Restructuring Agreement" means the Restructuring Agreement, dated as of August 20, 2002, among AOLTW, AT&T Corp., Comcast Corporation and the other parties named therein as last made publicly available prior to the Amendment Effective Date.

                  "Revolving Borrowing" means a Borrowing of Revolving Loans.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its Yen Exposure at such time.

                  "Revolving Loan" means a Loan made pursuant to Section 2.03, including any such Loan outstanding after the Initial Maturity Date pursuant to
Section 2.09(f).

                  "S&P" means Standard & Poor's Rating Services.

                  "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stock Option Loans" means (a) borrowings under that certain Credit Agreement dated as of March 13, 1998, as amended, among Time Warner, The Chase Manhattan Bank, as administrative agent thereunder, and the lenders party thereto; provided the lenders thereunder shall not have the benefit of any Lien other than on the Capital Stock of AOLTW and proceeds therefrom or (b) borrowings under substantially similar facilities.

                  "Subsequent Participant" means any member state that adopts the Euro as its lawful currency after the date hereof.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. Unless otherwise qualified, all references to a "Subsidiary" or "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of AOLTW.

                  "Tax Distribution" means, with respect to any period, distributions made to any Person by a Subsidiary of such Person on or with respect to income and other taxes, which distributions are not in excess of the tax liabilities that, (i) in the case of a Subsidiary that is a corporation, would have been payable by such Subsidiary on a standalone basis, and (ii) in the case of a Subsidiary that is a partnership, would have been distributed by such Subsidiary to its owners with respect to taxes, and in each case which are calculated in accordance with, and made no earlier than 10 days prior to the date required by, the terms of the applicable organizational document which requires such distribution.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TBS" means Turner Broadcasting System, Inc., a Georgia corporation.

                  "Term Out Notice" has the meaning assigned to such term in
Section 2.09(f).

                  "TIBOR" means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the TIBOR Rate.

                  "TIBOR Rate" means, with respect to any TIBOR Borrowing for any Interest Period, the rate per annum appearing on the TIBM Page under the caption "Average of 10 Banks" of Reuters (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Yen deposits in the Tokyo interbank market) at approximately 11:00 a.m., Tokyo time, two Business Days prior to the commencement of such Interest Period, as the rate applicable to deposits in Yen with a maturity comparable to such Interest Period, plus any costs incurred by making or funding such TIBOR Borrowing hereunder, if such costs result directly from any applicable banking law or regulation or from any applicable requirement or directive of any Governmental Authority, including the imposition of any reserve requirement.

                  "Time Warner" means Time Warner Inc., a Delaware corporation.

                  "Transactions" means (a) the execution, delivery and performance by (i) each of the Borrowers of this Agreement and (ii) each of the Guarantors of the Primary Guarantee, and (b) the borrowing of Loans.

                  "Treaty" means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.

                  "TWCI" means Time Warner Companies, Inc., a Delaware corporation.

                  "TWC Parent" means Time Warner Cable Inc., a Delaware corporation.

                  "TWC 364-Day Credit Agreement" means, the Amended and Restated 364-Day Credit Agreement, dated as of July 8, 2002 and amended and restated as of the date hereof, among TWE, TWC Parent, the lenders referred to therein, Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents, ABN AMRO Bank N.V. and BNP Paribas, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                  "TWE" has the meaning assigned to such term in the recitals hereto.

                  "TWEAN" has the meaning assigned to such term in the recitals hereto.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Pound Sterling Overnight Rate, the Euro Overnight Rate or the TIBOR Rate.

                  "United States" means the United States of America.

                  "U.S. Person" means a person who is a citizen or resident of the United States and any corporation or other entity created or organized in or under the laws of the United States.

                  "Unrestricted Subsidiary" of any Borrower means, as of any time, all Subsidiaries of such Borrower that have been designated as Unrestricted Subsidiaries by such Borrower pursuant to Section 6.08.

                  "Utilization Fee" has the meaning assigned to such term in
Section 2.11(b).

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "Yen" and "Y" refer to lawful money of Japan.

                  "Yen Commitment" means, with respect to each Yen Fronting Lender, the commitment of such Yen Fronting Lender to make Yen Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or Section 2.18 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Yen Fronting Lender's Yen Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Yen Commitment, as applicable.

                  "Yen Exposure" means, at any time, the aggregate principal amount of all Yen Loans outstanding at such time. The Yen Exposure of any Lender at any time shall be its Applicable Percentage of the total Yen Exposure at such time.

                  "Yen Fronting Lenders" means JPMorgan Chase Bank, Bank of America, N.A., Citibank, N.A., BNP Paribas and ABN AMRO Bank N.V., in their capacity as Lenders of Yen Loans hereunder.

                  "Yen Loans" means a Loan denominated in Yen.

                  "Yen Sublimit" means $500,000,000.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurocurrency Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurocurrency Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words, "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall, except where the context dictates otherwise, be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if AOLTW notifies the Administrative Agent that AOLTW requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies AOLTW that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to each Borrower in Dollars or any Optional Currency other than Yen from time to time during the Availability Period so long as, after giving effect thereto, (i) such Lender's Revolving Credit Exposure will not exceed such Lender's Commitment, and
(ii) the sum of the total Revolving Credit Exposures will not exceed the sum total of the Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Revolving Loans. The Revolving Loans made in Dollars may from time to time be Eurocurrency Loans or Alternate Base Rate Loans; the Revolving Loans made in Pounds may from time to time be Eurocurrency Loans or Pound Sterling Overnight Rate Loans; and the Revolving Loans made in Euros may from time to time be Eurocurrency Loans or Euro Overnight Rate Loans, in each case as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.03 and 2.07.

                  (b) (i) Subject to the terms and conditions set forth herein, the Yen Fronting Lenders agree to make Yen Loans, ratably in accordance with their Yen Commitments, to each Borrower from time to time during the Availability Period so long as, after giving effect thereto, (A) the aggregate principal amount of outstanding Yen Loans will not exceed the Yen Sublimit, (B) the sum of the total Revolving Credit Exposures will not exceed the sum total of the Commitments, (C) such Yen Fronting Lender's Revolving Credit Exposure will not exceed such Yen Fronting Lender's Commitment and (D) the aggregate principal amount of the outstanding Yen Loans made by any Yen Fronting Lender will not exceed such Yen Fronting Lender's Yen Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Yen Loans.

                  (ii) If any Event of Default shall occur and be continuing, any Yen Fronting Lender may by written notice to the Administrative Agent not later than 11:00 am, New York time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Yen Loans outstanding. Such notice shall specify the aggregate amount of

Yen Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of the Dollar Equivalent Amount of such Yen Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Yen Fronting Lender, such Lender's Applicable Percentage of such Yen Loan or Loans in Dollars. Each Lender acknowledges and agrees that its obligation to acquire participations in Yen Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Yen Fronting Lenders pro rata according to their Yen Exposures the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Yen Loan to it acquired pursuant to this paragraph. Any amounts received by the Administrative Agent from the applicable Borrower (or other party on behalf of the applicable Borrower) in respect of such Loan after receipt by the Yen Fronting Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Yen Fronting Lenders, pro rata as their interests may appear. The purchase of participations in a Yen Loan pursuant to this paragraph shall not relieve the applicable Borrower of its obligations in respect of the payment thereof. From and after such purchase, (i) the outstanding Yen Loans in which the Lenders have purchased such participations shall be deemed to have been converted into Alternate Base Rate Loans denominated in Dollars (with such conversion constituting, for purposes of Section 2.15, a prepayment of such Yen Loans before the last day of the Interest Period with respect thereto) and (ii) all amounts from time to time accruing, and all amounts from time to time payable, on account of such Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Loan had originally been made in Dollars. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Yen Loan pursuant to this paragraph if an Event of Default shall have occurred and be continuing at the time such Yen Loan was made and such Lender shall have notified the Yen Fronting Lenders in writing, at least one Business Day prior to the time such Yen Loan was made, that such Event of Default has occurred and that such Lender will not acquire participations in Yen Loans made while such Event of Default is continuing.

                  SECTION 2.02. Loans and Borrowings. (a) Each Borrowing of Revolving Loans (other than Yen Loans) shall consist of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Yen Loan shall be made as part of a Borrowing consisting of Yen Loans made by the Yen Fronting Lenders ratably in accordance with their respective Yen Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Yen Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Base Rate Loans, Eurocurrency Loans or TIBOR Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan or TIBOR Loan, as applicable, by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) subject to following clause (ii), not affect the obligation of the Borrower thereof to repay such Loan in accordance with the terms of this Agreement and (ii) not create any additional liability of the Borrowers in respect of Sections 2.14 or 2.16.

                  (c) At the commencement of each Interest Period for any Eurocurrency or TIBOR Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units of the relevant Currency and not less than an amount which is the Dollar Equivalent to $20,000,000. At the time that any Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of 1,000,000 units and not less than an amount which is the Dollar Equivalent to $20,000,000; provided that any Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the sum total of the Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurocurrency Revolving Borrowings outstanding nor more than five TIBOR Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request or elect any Interest Period in respect of any Borrowing that would end after the Maturity Date.

                  SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone in accordance with Schedule 2.03(A); provided that no more than the Dollar Equivalent of $1,500,000,000 of Revolving Loans denominated in Euros shall be outstanding at any time as to which the Administrative Agent was notified the same day as the Revolving Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (a) the aggregate amount and Currency of the requested Borrowing, and, in the case of an Optional Currency Borrowing, the Dollar Equivalent of the requested Borrowing, as calculated using the Exchange Rate on the date of the request;

                  (b) the date of such Borrowing, which shall be a Business Day;

                  (c) whether such Borrowing is to be an ABR Borrowing, a Pound Sterling Overnight Rate Borrowing, a Euro Overnight Rate Borrowing, a Eurocurrency Borrowing or a TIBOR Borrowing;

                  (d) in the case of a Eurocurrency or TIBOR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (e) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

Notwithstanding anything to the contrary above in this Section 2.03, no such notice shall alter the information set forth on Schedule 2.03(B) unless such notice shall be written. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be deemed a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency or TIBOR Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04.     [Intentionally left blank]

                  SECTION 2.05.     [Intentionally left blank]

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time for the applicable Currency, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of the applicable Borrower specified on Schedule 2.03(B) or designated by the applicable Borrower in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Administrative Agent shall have the right to demand payment from the applicable Lender and/or the applicable Borrower and they each severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) in the case of Borrowings denominated in Dollars, the Alternative Base Rate, and (B) in the case of Borrowings denominated in any Optional Currency, the interest rate reasonably determined by the Administrative Agent as the rate applicable to overnight settlements between banks for the amount advanced by the Administrative Agent on behalf of such Lender or (ii) in the case of the applicable Borrower, the interest rate that would otherwise apply to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing and such payment shall absolve any obligation of the applicable Borrower in respect of any demand made under this Section in respect of such Loan.

                  SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency or TIBOR Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (but of the same currency) or to continue such Borrowing and, in the case of a

Eurocurrency or TIBOR Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election (as more specifically set forth in Schedule 2.03(A)). Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurocurrency or a TIBOR Borrowing;

                  (iv) if the resulting Borrowing is a Eurocurrency or TIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing or TIBOR Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. All Loans denominated in Yen in each case shall be TIBOR Loans.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency or TIBOR Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be continued as a Eurocurrency or TIBOR Revolving Borrowing, as the case may be, having a one month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable

Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency or TIBOR Borrowing and (ii) unless repaid, each Eurocurrency and TIBOR Revolving Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Commitments. The Commitments shall terminate on the Commitment Termination Date.

                  (a) AOLTW may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $20,000,000 and (ii) AOLTW shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments.

                  (b) AOLTW shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (a) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by AOLTW pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by AOLTW may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by AOLTW (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date, and (ii) to the Administrative Agent for the account of each Yen Fronting Lender and the participating Lenders as their interests may appear the then unpaid principal amount of each Yen Loan owed by such Borrower on the Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and Currency of each Loan made hereunder and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, each Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the applicable Borrowers. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  (f) AOLTW may elect to extend the Maturity Date of all or any portion of Revolving Loans outstanding on the Initial Maturity Date to the date that is the second anniversary of the Initial Maturity Date by giving written notice (the "Term Out Notice") of such election to the Administration Agent at least five days prior to the Initial Maturity Date.

                  SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower that desires to make a prepayment shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder in accordance with Schedule 2.03(A). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing hereunder shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  SECTION 2.11. Fees. (a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a facility fee (a "Facility Fee") which shall accrue at the Applicable Rate on the average daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such Facility Fee shall continue to accrue on the average daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Maturity Date (or such earlier date after the Commitment Termination Date on which the Loans are repaid in full), commencing on the first such date to occur after the date hereof. All Facility Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of each Lender, during the period from and including the Effective Date to but excluding the date on which the Commitments terminate and the Revolving Credit Exposures of all the Lenders are paid or extinguished in full, a utilization fee (a "Utilization Fee") which shall accrue, with respect to any day, (a) that the Commitment Utilization Percentage is greater than 33% but less than or equal to 66%, at the rate of 0.0625% per annum on such Lender's Revolving Credit Exposure, and (b) that the Commitment Utilization Percentage is greater than 66%, at the rate of 0.125% per annum on such Lender's Revolving Credit Exposure. Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year, on the Maturity Date and on any date thereafter on which the Revolving Credit Exposures of all the Lenders are paid or extinguished in full, commencing on the first such date to occur after the date hereof. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) [Intentionally left blank]

                  (d) The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between AOLTW and the Administrative Agent.

                  (e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of Facility Fees and Utilization Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances absent manifest error in the calculation and/or payment thereof.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate.

                  (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) The Loans comprising each Pound Sterling Overnight Rate Borrowing shall bear interest at a rate per annum equal to the Pound Sterling Overnight Rate.

                  (d) The Loans comprising each Euro Overnight Rate Borrowing shall bear interest at a rate per annum equal to the Euro Overnight Rate.

                  (e) The Loans comprising each TIBOR Borrowing shall bear interest at a rate per annum equal to the TIBOR Rate plus the Applicable Rate.

                  (f) [Intentionally left blank]

                  (g) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to Loans in the Base Rate of the relevant Currency as provided above.

                  (h) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (g) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon the Commitment Termination Date.

                  (i) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and (ii) with respect to Loans denominated in Pounds, the interest rate thereon shall be computed on the basis of a 365-day year, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate, TIBOR Rate, Adjusted LIBO Rate and LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing or TIBOR
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining for such Interest Period the Adjusted LIBO Rate for the relevant Currency or the TIBOR Rate; or

                  (b) the Administrative Agent is advised by the Required Lenders that for such Interest Period the Adjusted LIBO Rate for the relevant Currency or the TIBOR Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrowers and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing or TIBOR Borrowing, as applicable, shall be ineffective and any such Borrowing referred to in such Interest Election Request shall, unless repaid by the applicable Borrower, be converted to (as of the last day of the then current Interest Period), or maintained as, a Base Rate Borrowing, as the case may be (to the extent, in the Administrative Agent's reasonable determination, it is practicable to do so), and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing or TIBOR Revolving Borrowing, such Borrowing shall, unless otherwise rescinded by the applicable Borrower, be made as a Base Rate Loan in the applicable Currency (to the extent, in the Administrative Agent's reasonable determination, it is practicable to do so), and if the circumstances giving rise to such notice affect fewer than all Types of Borrowings, then the other Types of Borrowings shall be permitted.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market or the Tokyo interbank market any other condition affecting this Agreement or Eurocurrency or TIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency or TIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs actually incurred or reduction actually suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the Commitment or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the applicable Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction actually suffered in respect of the Commitment or Loans made by such Lender hereunder.

                  (c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the applicable Borrowers and shall be conclusive absent manifest error. The applicable Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the applicable Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions unless a Lender gives notice to the applicable Borrowers that they are obligated to pay an amount under this Section within six months after the later of (i) the date the Lender incurs such increased costs, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Lender has actual knowledge of its incurrence of such increased cost, reduction in amounts received or receivable or reduction in return on capital; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  Notwithstanding any other provision of this Section 2.14, no Lender shall demand compensation for any increased costs or reduction referred to above if it shall not be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any (it being understood that this sentence shall not in any way limit the discretion of any Lender to waive the right to demand such compensation in any given case).

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency or TIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency or TIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), or (d) the assignment of any Eurocurrency or TIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency or TIBOR Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit in the applicable Currency equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate or the TIBOR Rate, as applicable, for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in the applicable Currency from other banks in the Eurocurrency market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of each Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Each Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable by such Borrower under this Section unless such amounts have been included in any amount paid pursuant to the proviso to Section 2.16(a)) paid by the Administrative Agent, or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (c) If a Lender or the Administrative Agent receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund, as determined by such Lender in its reasonable discretion), net of all out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that such Borrower, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (f) Any Lender that is a U.S. Person shall deliver to AOLTW (with a copy to the Administrative Agent) a statement signed by an authorized signatory of the Lender that it is a U.S. Person and, if necessary to avoid United States backup withholding, a duly completed and signed Internal Revenue Service Form W-9 (or successor form) establishing that such Lender is organized under the laws of the United States and is not subject to United States backup withholding.

                  (g) Nothing in this Section shall be construed to require any Lender to disclose any confidential information regarding its tax returns or affairs.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., Local Time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall, unless the Administrative Agent is able to distribute such amounts to the applicable Lenders on such date, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent (i) in New York, for payments in Dollars, (ii) in London, for payments in Euros or Pounds and (iii) in Tokyo, for payments in Yen, in each case, at the offices for the Administrative Agent set forth in Section 9.01, except that payments pursuant to Sections 2.14, 2.15,
2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient in like funds promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder, whether such payments are made in respect of principal, interest or fees, shall be made in the Currency in which the applicable payment obligation is due; provided, that payments in respect of Facility Fees pursuant to Section
2.11 and any other payments (not in respect of principal, interest or fees) or reimbursements shall be payable in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due from any Borrower hereunder, such funds shall be applied (i) first, to pay interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal, then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon owing by any Borrower than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders owing from such Borrower to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by such Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) if the relevant amount is denominated in Pounds Sterling, at the Pound Sterling Overnight Rate
(ii) if the relevant amount is denominated in Dollars, at the Federal Funds Effective Rate and (iii) if the relevant amount is denominated in any other Currency, at the interest rate reasonably determined by the Administrative Agent as the rate applicable for overnight settlements between banks for the amount paid by the Administrative Agent on behalf of such Borrower.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender from or on behalf of any Credit Party or otherwise in respect of the Obligations to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Such Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender hereunder, then AOLTW may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) AOLTW shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will be made to a Lender reasonably expected to result in a reduction in the compensation or payments to be paid by the Borrowers pursuant to such sections. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling AOLTW to require such assignment and delegation cease to apply.

                  SECTION 2.19. Prepayments Required Due to Currency Fluctuation. (a) Not later than 1:00 p.m., New York City time, on the last Business Day of each fiscal quarter of AOLTW or at such other time as is reasonably determined by the Administrative Agent (the "Calculation Time"), the Administrative Agent shall determine the Dollar Equivalent of the total Revolving Credit Exposures outstanding as of such date.

                  (b) If at the Calculation Time, the Dollar Equivalent of the total Revolving Credit Exposures exceeds the total Commitments then in effect by 5% or more, then within five Business Days of notice to the Borrowers thereof, the applicable Borrowers shall prepay Revolving Loans in an aggregate principal amount at least equal to such excess. Nothing set forth in this Section 2.19(b) shall be construed to require the Administrative Agent to calculate compliance under this Section 2.19(b) other than at the times set forth in Section 2.19(a).

                  (c) If at the Calculation Time, the Dollar Equivalent of the total Yen Loans exceeds the total Yen Commitments then in effect by 5% or more, then within five Business Days of notice to the Borrowers thereof, the applicable Borrowers shall prepay Yen Loans in an aggregate principal amount at least equal to such excess. Nothing set forth in this Section 2.19(c) shall be construed to require the Administrative Agent to calculate compliance under this
Section 2.19(c) other than at the times set forth in Section 2.19(a).

                  SECTION 2.20. Adoption of the Euro. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro in any Participating Member State and any relevant market conventions or practices relating to the Euro. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Participant shall be redenominated into the Euro in accordance with EMU Legislation immediately upon such Subsequent Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation). If, in relation to the currency of any Subsequent Participant, the basis of accrual of interest or fees expressed in this Agreement with respect to such currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such Subsequent Participant becomes a Participating Member State; provided, that if any Loan in the currency of such Subsequent Participant which is subject to an Interest Period is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each Borrower represents and warrants (as to itself and its Restricted Subsidiaries) to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each Credit Party and each of its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Credit Parties' corporate or partnership (as the case may be) powers and have been duly authorized by all necessary corporate or partnership (as the case may be) and, if required, stockholder or partner action of such Credit Parties. Each Credit Document (other than each Note) has been, and each Note when delivered hereunder will have been, duly executed and delivered by the Credit Parties party thereto. Each Credit Document (other than each Note) constitutes, and each Note when delivered hereunder will be, a legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate (i) any applicable law or regulation or (ii) the charter, by-laws, partnership agreements or other organizational documents of such Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Borrower or any of its Restricted Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by such Borrower or any of its Restricted Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of such Borrower or any of its Restricted Subsidiaries; except, in each case (other than clause (b)(ii) with respect to any Credit Party), such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The consolidated balance sheet and statements of income, stockholders equity and cash flows (including the notes thereto) of AOLTW as of and for the fiscal year ended December 31, 2001, reported on by Ernst & Young LLP, independent accountants, copies of which have heretofore been furnished to each Lender, when combined with all public filings with the SEC by AOLTW since December 31, 2001 and prior to the Amendment Effective Date, present fairly, in all material respects, the financial position and results of operations and cash flows of AOLTW and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.

                  (b) The unaudited consolidated balance sheets and statements of income, stockholders equity and cash flows of AOLTW and its consolidated Subsidiaries as of and for the nine months ended September 30, 2002, copies of which have heretofore been furnished to each Lender, present fairly, in all material respects, the financial position and results of operations and cash flows of AOLTW and its consolidated Subsidiaries, as of such date and for such period, in accordance with GAAP.

                  (c) Since December 31, 2001, there has been no material adverse change in the business, assets, operations or financial condition of AOLTW and its consolidated Subsidiaries, taken as a whole (excluding the write-down of goodwill pursuant to the application of Financial Accounting Standard Board Statement No. 142).

                  SECTION 3.05. Properties. (a) Such Borrower and each of its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property, except for defects in title or interests that could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Such Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower or any of its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting any Borrower or any of its Restricted Subsidiaries (i) which could reasonably be expected to be adversely determined and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (x) neither such Borrower nor any of its Restricted Subsidiaries
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or
(iii) has received notice of any claim with respect to any Environmental Liability and (y) no Borrower has knowledge of any basis for any Environmental Liability on the part of any of its Restricted Subsidiaries.

                  SECTION 3.07. Compliance with Laws and Agreements. Such Borrower and each of its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

                  SECTION 3.08. Government Regulation. Neither such Borrower nor any of its Restricted Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, or (c) is subject to any other statute or regulation which regulates the incurrence of indebtedness for borrowed money, other than, in the case of this clause (c), Federal and state securities laws and as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09. Taxes. Such Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.11. Disclosure. As of the date hereof and the Amendment Effective Date, all information heretofore or contemporaneously furnished by or on behalf of such Borrower or any of its Restricted Subsidiaries (including all information contained in the Credit Documents, the Confidential Memorandum dated May 2002 and the annexes, schedules and other attachments thereto but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by any Credit Party since December 31, 2001, is, and all other such information hereafter furnished, including all information contained in any of the Credit Documents, including any annexes or schedules thereto, by or on behalf of such Borrower or any of its Restricted Subsidiaries to or on behalf of any Lender is and will be (as of their respective dates and the Amendment Effective Date), true and accurate in all material respects and not incomplete by omitting to state a material fact to make such information not misleading at such time. There is no fact of which such Borrower or any Guarantor is aware which has not been disclosed to the Lenders in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which any Borrower or any Guarantor is aware, could reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of such Borrower or any of its Subsidiaries, the Credit Documents and the transactions referred to therein are true and correct in all material respects.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. Amendment Effective Date. The effectiveness of this Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) Credit Documents. The Administrative Agent (or its counsel) shall have received (i) the Lender Consent executed and delivered by the Required Lenders, (ii) this Agreement executed and delivered by each Borrower and the Administrative Agent and (iii) an acknowledgement and consent with respect to the Primary Guarantee, in the form attached hereto as Exhibit C, executed and delivered by the parties thereto.

                  (b) Opinion of Counsel. The Administrative Agent shall have received the favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Amendment Effective
         Date) of (i) Cravath, Swaine & Moore, counsel for the Credit Parties,
         (ii) in-house counsel to the Credit Parties, and (iii) Arthur Cox, counsel to AOLTWFI, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Credit Parties hereby request each such counsel to deliver such opinions.

                  (c) Closing Certificate. The Administrative Agent shall have received a certificate from each Borrower, in form and substance reasonably satisfactory to the Administrative Agent, dated the Amendment Effective Date and signed by the president, a vice president, a financial officer or an equivalent officer of such Borrower confirmation of compliance with the conditions set forth in paragraphs
         (a) and (b) of Section 4.02.

                  (d) Consummation of TWE Restructuring. The restructuring of TWE, as described in the Restructuring Agreement, shall have been consummated substantially in accordance with the Restructuring Agreement.

                  (e) Fees. The Borrowers shall have paid all fees required to be paid on or before the Amendment Effective Date by the Borrowers in connection with the revolving credit facilities provided for in this Agreement and the Existing Credit Agreement.

                  (f) Authorizations, etc. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Credit Parties set forth in the Credit Documents (other than those set forth in Sections 3.04(c), 3.06 and 3.10 on any date other than the Amendment Effective Date) shall be true and correct in all material respects on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Credit Parties on the date thereof as to the applicable matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until all the Commitments have expired or been terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations shall have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), each Borrower (for itself and its Restricted Subsidiaries) covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. AOLTW will furnish to the Administrative Agent at its New York office (who will distribute copies to each Lender):

                  (a) within 105 days after the end of each fiscal year of AOLTW, its audited consolidated balance sheet and related statements of operations, stockholders' equity (or partnership capital) and cash flows as of the end of and for such year and its unaudited Adjusted Financial Statements for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, (i) in the case of the audited financial statements, reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of AOLTW and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and
         (ii) in the case of the Adjusted Financial Statements, certified by one of AOLTW's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of AOLTW and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that, so long as no Event of Default has occurred and is continuing, AOLTW shall not be required to furnish Adjusted Financial Statements for any fiscal year if all Unrestricted Subsidiaries of AOLTW (other than any such Unrestricted Subsidiaries that are already treated as equity investments on AOLTW's financial statements) on a combined basis would not have constituted a Material Subsidiary of AOLTW for such fiscal year;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of AOLTW, its consolidated balance sheet and related statements of operations, stockholders' equity (or partnership capital) and cash flows and its Adjusted Financial Statements as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of AOLTW's Financial Officers as presenting fairly in all material respects the financial condition and results of operations of AOLTW and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, so long as no Event of Default has occurred and is continuing, AOLTW shall not be required to furnish Adjusted Financial Statements for any fiscal quarter if all Unrestricted Subsidiaries of AOLTW (other than any such Unrestricted Subsidiaries that are already treated as equity investments on AOLTW's financial statements) on a combined basis would not have constituted a Material Subsidiary of AOLTW for such fiscal quarter;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of AOLTW (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.02(a) and 6.03(a) and (k) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 which has not been previously disclosed by AOLTW pursuant to this Section 5.01(c)(iii) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company with the SEC or with any national securities exchange, or distributed by any Company to its security holders generally, as the case may be (other than registration statements on Form S-8, filings under Sections 16(a) or 13(d) of the Exchange Act and routine filings related to employee benefit plans); and

                  (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of AOLTW or any of its Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request (it being understood that AOLTW and such Subsidiaries shall not be required to provide any information or documents which are subject to confidentiality provisions the nature of which prohibit such disclosure).

                  Information required to be delivered pursuant to paragraphs
(a), (b) and (d) shall be deemed to have been delivered on the date on which AOLTW provides notice to the Administrative Agent, or as the case may be the Administrative Agent gives notice to the Lenders, that such information has been posted on AOLTW's website on the internet at the website address listed on the signature pages of such notice, at www.sec.gov or at another website identified in such notice and accessible by the Lenders without charge; provided that AOLTW shall deliver paper copies of the reports and financial statements referred to in paragraphs (a), (b) and (d) of this Section 5.01 to the Administrative Agent or any Lender who requests AOLTW to deliver such paper copies until written notice to cease delivering paper copies is given by the Administrative Agent or such Lender.

                  SECTION 5.02. Notices of Material Events. Such Borrower will furnish to the Administrative Agent (who will distribute copies to the Lenders) prompt written notice of the following, upon any such event becoming known to any Responsible Officer of such Borrower:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability to AOLTW and its Subsidiaries in an aggregate amount exceeding $200,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of such Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. Such Borrower will, and will cause each of its Restricted Subsidiaries which are Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

                  SECTION 5.04. Payment of Obligations. Such Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. Such Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, and
(b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations (it being understood that, to the extent consistent with prudent business practice, a program of self-insurance for first or other loss layers may be utilized).

                  SECTION 5.06. Books and Records; Inspection Rights. Such Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Such Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine its books and records, and to discuss its affairs, finances and condition with its officers and, so long as a representative of such Borrower is present, or such Borrower has consented to the absence of such a representative, independent accountants (in each case subject to such Borrower's or its Restricted

Subsidiaries' obligations under applicable confidentiality provisions), all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. Such Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Use of Proceeds. The proceeds of the Loans will be used only for general corporate or partnership (as applicable) purposes, including the repayment of indebtedness of existing and future Subsidiaries of any of the Borrowers and for commercial paper backup. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 5.09. Fiscal Periods; Accounting. Such Borrower will keep the same financial reporting periods as are in effect on the date hereof.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until all the Commitments have expired or terminated and the principal of and interest on each Loan, all fees payable hereunder and all other Obligations have been paid in full (but with respect to such other Obligations only to the extent that actual amounts hereunder are owing at the time the Loans, together with interest and fees, have been paid in full), each Borrower covenants and agrees (for itself and its Restricted Subsidiaries) with the Lenders that:

                  SECTION 6.01.     Financial Covenants.

                  (a) The Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of AOLTW (commencing with the first fiscal quarter ending after the Effective Date) will not exceed 4.50 to 1.00.

                  (b) The Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of AOLTW (commencing with the first fiscal quarter ending after the Amendment Effective Date) will not be less than 2.00 to 1.00.

                  SECTION 6.02. Indebtedness. AOLTW will not permit any of its Restricted Subsidiaries (other than a Credit Party, TWC Parent or the consolidated Subsidiaries of TWC Parent) to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) with respect to all such Restricted Subsidiaries, Indebtedness of up to an aggregate principal amount of $1,500,000,000 at any time outstanding;

                  (b) Indebtedness of any such Restricted Subsidiary to a Borrower or any Subsidiary;

                  (c) Guarantee Obligations of any such Restricted Subsidiary with respect to Indebtedness of a Borrower or any wholly owned Restricted Subsidiary;

                  (d) Indebtedness of any such Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any property, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such property or secured by a Lien on any such property prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause
         (d) with respect to any such property shall not exceed 110% of the purchase price for, or the cost of construction or improvement of, such property;

                  (e) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof; provided that (x) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) such Indebtedness does not, directly or indirectly, have recourse (including by way of setoff) to AOLTW or any of its Restricted Subsidiaries or any asset thereof other than to the Person so acquired and its Subsidiaries and the assets of the Person so acquired and its Subsidiaries; and

                  (f) Film Financings.

                  SECTION 6.03. Liens. Such Borrower will not, and will not permit any of its Restricted Subsidiaries, to create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

                  (a) any Lien on any property or asset of AOLTW or any Subsidiary existing on the date hereof; provided, that such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewal and replacements thereof that do not increase the outstanding principal amount thereof and such Liens do not secure an aggregate principal amount of Indebtedness in excess of $200,000,000 or apply to property or assets of AOLTW and its Restricted Subsidiaries in excess of $200,000,000;

                  (b) any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) Liens on property acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (d) of Section 6.02, (ii) the Indebtedness secured thereby does not exceed 110% of the cost of acquiring, constructing or improving such property and (iii) such security interests shall not apply to any other property or assets of the any Borrower or any of its Subsidiaries;

                  (d) Liens to secure Film Financings; provided that such Liens shall extend only to the property or assets acquired with such Film Financing;

                  (e) Liens on Capital Stock of AOLTW and proceeds therefrom supporting Stock Option Loans to the extent contemplated by the definition thereof;

                  (f) any Copyright Liens securing obligations specified in the definition thereof;

                  (g) Liens securing Indebtedness of any Borrower or any Restricted Subsidiary and owing to such Borrower or to a Restricted Subsidiary of such Borrower;

                  (h) Liens on interests in or investments in any Unrestricted Subsidiary or in any other Person that is not a Subsidiary of AOLTW securing Indebtedness of such Unrestricted Subsidiary or such other Person;

                  (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or which are being contested in good faith by appropriate proceedings;

                  (j) Liens incidental to the ordinary conduct of such Borrower's business or the ownership of its assets which were not incurred in connection with the borrowing of money, such as carrier's, warehousemen's, materialmen's, landlord's and mechanic's liens, and which do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the ordinary course of its business; and

                  (k) other Liens in respect of property or assets of AOLTW or any Restricted Subsidiary so long as at the time of the securing of any obligations related thereto, the aggregate principal amount of all such secured obligations does not exceed 5% of the Consolidated Total Assets of AOLTW at such time (it being understood that any Lien permitted under any other clause in this Section 6.03 shall not be included in the computation described in this paragraph).

                  SECTION 6.04. Mergers, Etc. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or a substantial portion of such Borrower's consolidated assets, or all or a substantial portion of the stock of all of its Restricted Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless (a) at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing and (b) after giving effect to any such transaction, the business, taken as a whole, of such Borrower and its Restricted Subsidiaries shall not have been altered in a fundamental and substantial manner from that conducted by them, taken as a whole, immediately prior to the Effective Date, provided that (i) a Borrower shall not merge into or consolidate with such other Person, unless such Borrower shall survive such consolidation or merger, and
(ii) a Borrower shall not liquidate or dissolve or permit any Guarantor to liquidate or dissolve except into such Borrower or another Guarantor.

                  SECTION 6.05. Investments. Such Borrower will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Investment (other than any Investment in the ordinary course of the operation of its business) if, before or after giving effect to the commitment thereto on a pro forma basis, an Event of Default shall have occurred and be continuing.

                  SECTION 6.06. Restricted Payments. Such Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except such Borrower may (a) declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and
(b) make Restricted Payments so long as after giving effect to the making of such Restricted Payment, no Event of Default shall have occurred and be continuing on a pro forma basis.

                  SECTION 6.07. Transactions with Affiliates. Such Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any material transaction with any of its Affiliates, except (a) transactions entered into prior to the date hereof or contemplated by any agreement entered into prior to the date hereof, (b) in the ordinary course of business or at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (c) transactions between or among such Borrower and its Restricted Subsidiaries or between or among Restricted Subsidiaries, (d) any arrangements with officers, directors, representatives or other employees of such Borrower and its Subsidiaries relating specifically to employment as such and (e) transactions that are otherwise permitted by this Agreement.

                  SECTION 6.08. Unrestricted Subsidiaries. (a) Schedule 6.08 sets forth those Subsidiaries that have been designated as Unrestricted Subsidiaries as of the date hereof, which Subsidiaries do not include any Guarantor or a Borrower. A Borrower may designate any other of its Subsidiaries (other than a Borrower or a Guarantor) as Unrestricted Subsidiaries from time to time in compliance with the provisions of this Section 6.08. Such Borrower will not designate any of its Subsidiaries as an Unrestricted Subsidiary unless at the time such Subsidiary is designated as an Unrestricted Subsidiary, before and after giving effect to such designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officers' Certificate delivered to the Administrative Agent at the time of such designation. Such Officers' Certificate also shall state the specific purpose for which such designation is being made. All Subsidiaries of Unrestricted Subsidiaries shall be Unrestricted Subsidiaries.

                  (b) A Borrower may designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary from time to time in compliance with the provisions of this Section 6.08. Such Borrower will not designate or re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, unless at the time such Unrestricted Subsidiary is so designated or re-designated as a Restricted Subsidiary, after giving effect to such designation or re-designation on a pro forma basis, no Event of Default shall have occurred and be continuing, as certified in an Officer's Certificate delivered to the Administrative Agent at the time of such designation or re-designation.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Credit Party in any Credit Document or any amendment or modification thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Credit Document or any amendment or modification thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02 or 5.03 (with respect to such Borrower's existence) or in Article VI;

                  (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in the Credit Documents (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to any Borrower;

                  (f) any Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Material Subsidiary of any Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary of any Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Borrower or any Material Subsidiary of any Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Material Subsidiary of any Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Borrower or any Material Subsidiary of any Borrower shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $200,000,000 shall be rendered against any Borrower, any Material Subsidiary of any Borrower or any combination thereof or any action shall be legally taken by a judgment creditor (whose liquidated judgment, along with those of any other judgment creditor's, exceeds $200,000,000) to attach or levy upon any assets of any Borrower or any Material Subsidiary of any Borrower to enforce any such judgment, and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal;

                  (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events (with respect to which a Borrower has a liability which has not yet been satisfied) that have occurred, could, reasonably be expected to result in a Material Adverse Effect;

                  (m) except as otherwise permitted by this Agreement, the Primary Guarantee shall cease, for any reason, to be in full force and effect or any Credit Party shall so assert; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to a Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to AOLTW, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of any

Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of any Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                  ARTICLE VIII

                                   THE AGENTS

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or Affiliate thereof as if it were not an Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or, if so specified by this Agreement, all the Lenders), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Company that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered under any Credit Document or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in the Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by a proper Person. An initial list of the proper Persons with respect to the Borrowers appears on
Schedule 8. Schedule 8 shall not be altered except in writing by a Person appearing thereon (or by a successor to such Person occupying the equivalent office). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon so long as such statement, in the case of a Borrowing Request, complies with the requirements of Section 2.03 in all material respects (it being understood that oral notices of borrowing will be confirmed in writing by such Borrower in accordance with Section 2.03). The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor which, so long as no Event of Default is continuing, shall be reasonably acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their Commitments in effect (or at any time after the Commitments have terminated, their Revolving Credit Exposure) on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitments (or, if the Commitments have terminated earlier, their Revolving Credit Exposures) immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  The Co-Syndication Agents and Co-Documentation Agents shall not have any duties or responsibilities hereunder in their capacity as such.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

                  (a) if to AOLTW, to it at 75 Rockefeller Plaza, New York, New York 10019, Attention of Chief Financial Officer (Facsimile No.
         (212) 405-5213), with copies to its General Counsel (Facsimile No.
         (212) 258-3172), and its Treasurer (Facsimile No. (212) 258-3020);

                  (b) if to AOLTWFI, to it at 1 North Wall Quay, Dublin 1 Ireland, Attention of Gillian Connolly (Facsimile No. 353-1-622-2222), with a copy to AOLTW as specified above;

                  (c) if to the Administrative Agent, to JPMorgan Chase Bank, Agent Bank Services Group, One Chase Manhattan Plaza, New York, New York 10081, Attention of Janet Belden (Facsimile No. 212-552-5658), with a copy to (i) JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Joan Fitzgibbon (Facsimile

         No. 212-270-4164); (ii) in the case of a Eurocurrency Borrowing, JPMorgan Chase Bank, London Branch, 125 London Wall, London, EC2Y 5AJ, Attention of Steve Clarke (Facsimile No. 44-20-7777-2360); and (iii) in the case of a Yen Loan, JPMorgan Chase Bank, Tokyo Branch, 5-2-20, Akasaka, Minato-ku, Tokyo 107-6151 Japan, Attention of Naoko Morimoto, Banking Service Operations (Facsimile No. 813-5570-7539); and

                  (d) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Guarantor under the Primary Guarantee without the written consent of each Lender, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) AOLTW shall, or shall cause the other Borrower to, pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Credit Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Agents or the Lenders, including the reasonable fees, charges and disbursements of any counsel for the Agents or the Lenders in connection with the enforcement or protection of its rights in connection with any Credit Document, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, it being understood that the Agents and the Lenders shall use, and AOLTW shall only be required to pay such fees, charges and disbursements of, a single counsel, unless (and to the extent) conflicts of interests require the use of more than one counsel.

                  (b) AOLTW shall, or shall cause the other Borrower to, indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Credit Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of, or the proposed use of, the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that any of the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent under paragraph
(a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

                  (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except in accordance with Section 6.04 (and any attempted assignment or transfer by such Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender other than a Conduit Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of AOLTW and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender's Commitment, each assignment shall not be less than an aggregate principal amount of $15,000,000, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining balance of the assigning Lender's Commitment, the remaining amount of the Commitment of the assigning Lender after giving effect to such assignment shall not be less than $15,000,000 unless, in the case of clauses
(ii) or (iii), each of AOLTW and the Administrative Agent otherwise consents,
(iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,
(v) except in the case of an assignment to an Affiliate of the assigning Lender on or about the Effective Date, the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (which fee shall be sufficient to record an assignment under all Facilities), and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of AOLTW otherwise required under this paragraph shall not be required if an Event of Default under clause
(h) or (i) of Article VII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall (i) continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03) and (ii) continue to be subject to the confidentiality provisions hereof. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of any Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender other than a Conduit Lender may, without the consent of any Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (h) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (g) above.

                  (i) Each Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any of the Credit Parties (other than indebtedness related to commercial advertising and marketing arrangements entered into in the ordinary course of business) against any of and all the obligations of any of the Credit Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, provided that in connection with any such requirement by a subpoena or similar legal process, AOLTW is given prior notice to the extent such prior notice is permissible under the circumstances and an opportunity to object to such disclosure, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an express agreement for the benefit of the Borrowers containing provisions substantially the same as those of this Section, to any (i) assignee (or Conduit Lender) of or Participant in, or any prospective assignee (or Conduit Lender) of or Participant in, any of its rights or obligations under this Agreement or (ii) hedging agreement counterparty (or such contractual counterparty's professional advisor), (g) with the consent of AOLTW or (h) to the extent such Information
(i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from one or more of the Borrowers, whether oral or written, relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by one or more of the Borrowers; provided that, in the case of information received from one or more of the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, including in accordance with Regulation FD as promulgated by the SEC.

                  SECTION 9.13. Acknowledgements. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

                  SECTION 9.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each of the applicable Borrowers in respect of any such sum due from it to either the Administrative Agent or any Lender hereunder or under any other Credit Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally adjudged to be due to the Administrative Agent or such Lender in the Agreement Currency (as converted on the date of final judgment), the Borrowers agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally adjudged to be due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable law). The obligations of the Borrowers contained in this
Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.15. Loans to Borrowers Separate Credit Facility. Notwithstanding anything to the contrary, the parties hereto acknowledge and agree that (a) the Commitments being provided hereunder are set forth in a single agreement for convenience only, and the Loans to each of the Borrowers are to be considered by the parties hereto as being made under a separate credit facility for each Borrower and (b) the obligations of the Borrowers under this Agreement are several and not joint except as otherwise explicitly provided in this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    AOL TIME WARNER INC.

                                    By     /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

                                    AOL TIME WARNER FINANCE IRELAND

                                    By     /s/ Raymond G. Murphy
                                       ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

             AOL Time Warner Inc and AOL Time Warner Finance Ireland
                      Amended and Restated Credit Agreement

                                    JPMORGAN CHASE BANK,
                                   as Administrative Agent

                                    By    /s/ Joan Fitzgibbon
                                       ------------------------
                                       Name:  Joan Fitzgibbon
                                       Title: Managing Director

                                                                   SCHEDULE 1.01

                          CALCULATION OF MANDATORY COST

The mandatory cost rate referred to in the definition of "Pound Sterling Overnight Rate" in Section 1.01 of the Credit Agreement will be the rate determined by the Administrative Agent (rounded upward, if necessary, to four decimal places) in accordance with the following formula (expressed as a percentage per annum):

                              CL + S(L - Z) + 0.01F
                              ---------------------
                                  100 - (C + S)

Where on the day of application of the formula:

C The amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England expressed as a percentage of each of the Reference Bank's Eligible Liabilities (above any stated minimum).

F The amount of Pound Sterling per L 1,000,000 of the fee base of each Reference Bank payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

L The rate of interest per annum at which Pound Sterling deposits of an amount comparable to the Borrowing or other amount are offered by each Reference Bank to leading banks in the London interbank market at or about 11:00 a.m. on the date of calculation for a period comparable to the period for which the Mandatory Cost is to be calculated; or

                  The Pound Sterling Overnight Rate for the relevant day as calculated without taking into account the Mandatory Cost is the rate of interest (less margin and the Mandatory Cost) payable on that day on the related Borrowing pursuant to clause Section 2.12 of this Agreement.

S The amount required to be placed as Special Deposits with the Bank of England, expressed as a percentage of each of the Reference Bank's Eligible Liabilities (above any stated minimum).

Z The lower of L and the rate of interest per annum paid by the Bank of England on Special Deposits at or about 11:00 a.m. on the date of calculation.

For the purposes of calculating the Mandatory Cost:

(i) C, L, S and Z are included in the formula as numbers and not as percentages, e.g. if C = 0.15 percent and L = 7 percent, CL is calculated at 0.15 x 7;

(ii) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

(iii)             each amount is rounded up to the nearest four decimal places;
                  and

(iv) if the formula produces a negative percentage, the percentage shall be taken as zero.

If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other fiscal, monetary or governmental authority or agency (including the European Central Bank) which in the Administrative Agent's reasonable opinion make the above formula (or any element thereof, or any defined term used therein) no longer appropriate, the Administrative Agent (following consultation with the Borrowers and the Required Lenders) shall be entitled by notice to the Borrowers to stipulate such other formula as shall be suitable to apply in substitution for the above formulae. Any such variation shall, in the absence of manifest error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

                  "Bank of England Act" means the Bank of England Act 1998;

                  "Eligible Liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as in force on the date of application of the formula;

                  "Fee Base" has the meaning given to that term in the Fees Regulations;

                  "Fees Regulations" means the Banking Supervision (Fees) Regulations 2001 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

                  "Special Deposits" has the meaning given to that term by the Bank of England on the date of application of the formula.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

                                                                   SCHEDULE 2.01
                         Address of Notices; Commitments

--------------------------------------------------------------------------
Lender Name and Address               Commitment            Yen Commitment
--------------------------------------------------------------------------
JPMorgan Chase Bank                   $  173,750,000.00       $  0.00

270 Park Avenue, 36th Floor
New York, NY 10017
Attn: Joan Fitzgibbon
Telephone: 212-270-1786
Facsimile: 212-270-4164
--------------------------------------------------------------------------
Bank of America, N.A.                 $  173,750,000.00       $  0.00

335 Madison Avenue, 5th Floor
New York, NY 10017
Attn: Thomas J. Kane
Telephone: 212-503-7980
Facsimile: 212-503-7173
--------------------------------------------------------------------------
ABN AMRO Bank N.V.                    $  161,250,000.00       $  0.00

55 East 52nd Street, 7th Floor
New York, NY 10055
Attn: Nan Logan
Telephone: 212-409-1546
Facsimile: 212-409-5406
--------------------------------------------------------------------------
Citibank, N.A.                        $  161,250,000.00       $  0.00

388 Greenwich Street, 21st Floor
New York, NY 10013
Attn: Julio Ojea Quintana
Telephone: 212-816-8497
Facsimile: 212-816-8084
--------------------------------------------------------------------------
BNP Paribas                           $  161,250,000.00       $  0.00

787 Seventh Avenue
New York, NY 10019
Attn: Charles Romano
Telephone: 212-941-2968
Facsimile: 212-841-2369
--------------------------------------------------------------------------

--------------------------------------------------------------------------
BankOne, N.A.                         $  118,750,000.00       $  0.00

1 BankOne Plaza
Chicago, IL 60670
Attn: Jennifer L. Jones
Telephone: 312-732-1005
Facsimile: 312-732-8587
--------------------------------------------------------------------------
Barclays Bank PLC                     $  118,750,000.00       $  0.00

101 California Street, Suite 1800
San Francisco, CA 94111
Attn: Danielle Lacovone
Telephone: 415-765-4736
Facsimile: 415-765-4760
200 Park Avenue
New York, NY 10265
Attn: Peter Yetman
Telephone: 212-412-7683
Facsimile: 212-412-7511
--------------------------------------------------------------------------
Deutsche Bank AG, New York Branch     $  118,750,000.00       $  0.00

31 West 52nd Street
New York, NY 10019
Attn: William W. McGinty
Telephone: 212-489-8662
Facsimile: 212-469-7070
--------------------------------------------------------------------------
Royal Bank of Scotland plc            $  118,750,000.00       $  0.00

101 Park Avenue, 10th Floor
New York, NY 10178
Attn: Brian Woods
Telephone: 212-401-3403
Facsimile: 212-401-3456
--------------------------------------------------------------------------
WestLB AG, New York Branch            $  118,750,000.00       $  0.00

1211 Avenue of the Americas
New York, NY 10036
Attn: Lucie Guernsey
Telephone: 212-852-6335
Facsimile: 212-852-6307
--------------------------------------------------------------------------
The Bank of Nova Scotia               $  106,250,000.00       $  0.00

One Liberty Plaza, 26th Floor
New York, NY 10006
Attn: Jonathan Silsby
Telephone: 212-225-5230
Facsimile: 212-225-5090
--------------------------------------------------------------------------

--------------------------------------------------------------------------
Dresdner Bank AG, New York and        $   87,500,000.00       $  0.00
Grand Cayman Branches

75 Wall Street
New York, NY 10005
Attn: Brian Haughney
Telephone: 212-429-2443
Facsimile: 212-429-4181
--------------------------------------------------------------------------
Fleet National Bank                   $   87,500,000.00       $  0.00

100 Federal Street
Boston, MA 02110
Attn: Patrick Bonebrake
Telephone: 617-434-1156
Facsimile: 617-434-8426
--------------------------------------------------------------------------
HSBC Bank USA                         $   87,500,000.00       $  0.00

452 Fifth Avenue, 5th Floor
New York, NY 10005
Attn: Christopher J. Heusler
Telephone: 212-525-2496
Facsimile: 212-525-2479
--------------------------------------------------------------------------
Mizuho Corporate Bank, LTD.           $   87,500,000.00       $  0.00

1251 Avenue of the Americas
New York, NY 10020
Attn:  Daniel Guevara
Telephone: 212-282-4537
Facsimile: 212-282-4383
--------------------------------------------------------------------------
Morgan Stanley Bank                   $   56,250,000.00       $  0.00

1221 Avenue of the Americas, 35th
Floor
New York, NY 10020
Attn: Joseph DiTomaso
Telephone: 212-762-5811
Facsimile: 212-762-9181
--------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Ltd., NY     $   81,250,000.00       $  0.00
Branch

1251 Avenue of the Americas, 12th
Floor
New York, NY 10020
Attn: Jeffrey Millar
Telephone: 212-782-4358
Facsimile: 212-782-6445
--------------------------------------------------------------------------

--------------------------------------------------------------------------
Bear Stearns Corporate Lending Inc.   $   62,500,000.00       $  0.00

383 Madison Avenue, 8th Floor
New York, NY 10179
Attn:  Stephen Okeefe
Telephone: 212-272-9430
Facsimile: 212-272-9184
--------------------------------------------------------------------------
Commerzbank AG, New York and          $   62,500,000.00       $  0.00
Grand Cayman Branches

2 World Financial Center
New York, NY 10281
Attn: Robert Donohue
Telephone: 212-266-7336
Facsimile: 212-266-7594
--------------------------------------------------------------------------
Merrill Lynch Bank USA                $   25,000,000.00       $  0.00

15 West South Temple, Suite 300
Salt Lake City, UT 84101
Attn: Butch Adler
Telephone: 801-526-8324
Facsimile: 801-531-7470
--------------------------------------------------------------------------
Lehman Commercial Paper Inc.          $   62,500,000.00       $  0.00

c/o Simpson Thacher & Bartlett
425 Lexington Avenue, Room 2533
New York, NY 10017
Attn: Andrew Keith
Telephone: 212-455-7569
Facsimile: 212-455-7241
--------------------------------------------------------------------------
Societe Generale                      $   62,500,000.00       $  0.00

1221 Avenue of the Americas
New York, NY 10020
Attn: Richard Knowlton
Telephone: 212-278-6163
Facsimile: 212-278-6146
--------------------------------------------------------------------------
Mellon Bank, N.A.                     $   37,500,000.00       $  0.00

1 Mellon Bank Center
500 Grant Street, Rm. 4450
Pittsburgh, PA 15258
Attn: Thomas Tarasovich, Jr.
Telephone: 412-236-2790
Facsimile: 412-236-6112
--------------------------------------------------------------------------

--------------------------------------------------------------------------
Lloyds TSB Bank, plc                  $   25,000,000.00       $  0.00

575 Fifth Avenue, 17th Floor
New York, NY 10017
Attn: Windsor Davies
Telephone: 212-930-8909
Facsimile: 212-930-5098
--------------------------------------------------------------------------
National Australia Bank Limited,      $   25,000,000.00       $  0.00
A.C.N

200 Park Avenue, 34th Floor
New York, NY 10166
Attn: Ed Salazar
Telephone: 212-916-9515
Facsimile: 212-983-1969
--------------------------------------------------------------------------
Norddeutsche Landesbank Girozentrale  $   25,000,000.00       $  0.00
New York Branch and/or Cayman
Island Branch

1114 Avenue of the Americas, 37th
Floor
New York, NY 10036
Attn: Stephanie Finnen
Telephone: 212-812-6806
Facsimile: 212-812-6860
--------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation   $   37,500,000.00       $  0.00

277 Park Avenue
New York, NY 10172
Attn: Leo Pagarigan
Telephone: 212-224-4306
Facsimile: 212-224-4384
--------------------------------------------------------------------------
Bank of New York                      $   25,000,000.00

One Wall Street, 16th Floor
New York, NY 10286
Attn: Geoffrey C. Brooks
Telephone: 212-635-8475
Facsimile: 212-635-8593
--------------------------------------------------------------------------
UFJ Bank Limited                      $   18,750,000.00

55 East 52nd Street, 26th Floor
New York, NY  10055
Attn: Joseph Leo
Telephone: 212-339-6205
Facsimile: 212-754-1304
--------------------------------------------------------------------------

--------------------------------------------------------------------------
Credit Lyonnais                       $   12,500,000.00

1301 Avenue of the Americas
New York, NY 10019
Attn: Patrick McCarthy
Telephone: 212-261-7263
Facsimile: 212-261-3288
--------------------------------------------------------------------------

                                                                SCHEDULE 2.03(A)

-----------------------------------------------------------------------------------------------------
                              A BORROWING NOTICE (PURSUANT AND
                              SUBJECT TO SECTION 2.03 OR SECTION
                              2.04, AS APPLICABLE) OR AN INTEREST      PREPAYMENT NOTICE
                              ELECTION (PURSUANT TO SECTION 2.07)      (PURSUANT TO SECTION 2.10)
     LOAN TYPE:               MUST BE GIVEN NOT LATER THAN:            MUST BE GIVEN NOT LATER THAN:
-----------------------------------------------------------------------------------------------------
REVOLVING LOANS
-----------------------------------------------------------------------------------------------------
Any Eurocurrency              11:00 am New York City time three (3)    12:00 pm New York City time
Borrowing                     Business Days before the date of the     three (3) Business Days before
                              proposed Borrowing.                      the date of prepayment.
-----------------------------------------------------------------------------------------------------
Alternative Base              10:00 am New York City time on the       12:00 pm New York City time
Rate Borrowing                day of the proposed Borrowing.           one (1) Business Day before
                                                                       the date of prepayment.
-----------------------------------------------------------------------------------------------------
Pound Sterling                10:00 am London time one (1) Business    12:00 pm London time one (1)
Overnight Rate                Day before the date of the proposed      Business Day before the date
Borrowing                     Borrowing.                               of prepayment.
-----------------------------------------------------------------------------------------------------
Euro Overnight Rate           10:00 am London time on the day of the   12:00 pm London time one (1)
Borrowing                     proposed Borrowing (subject to the       Business Day before the date
                              limitation in Section 2.03).             of prepayment.
-----------------------------------------------------------------------------------------------------
TIBOR Borrowing               11:00 am Tokyo time three (3) Business   12:00 pm Tokyo time three (3)
                              Days before the date of the proposed     Business Days before the date
                              Borrowing.                               of prepayment.
-----------------------------------------------------------------------------------------------------

                                                                SCHEDULE 2.03(B)

                     AUTHORIZED ACCOUNT NUMBERS & LOCATIONS

-----------------------------------------------------------------------------
Bank:            The JPMorgan Chase Bank

Address:         One Chase Manhattan Plaza
                 New York, NY 10005

ABA:             021 000 021
Account Name:    Time Warner Entertainment Co., L.P. d/b/a Time Warner Cable
Account Number:  325-005265
-----------------------------------------------------------------------------

                                                                   SCHEDULE 6.08

                            UNRESTRICTED SUBSIDIARIES

1. AOL Canada, Inc.

2. AP Financing, Inc.

3. Astronaut Financing, Inc.

4. Atlanta Hawks, L. P.

5. Blade Financing, Inc.

6. Blast Financing, Inc.

7. Corruptor Financing, Inc.

8. DRC Financing, Inc.

9. Frequency Financing, Inc.

10. Invisible Financing, Inc.

11. LIS Financing, Inc.

12. LN Financing, Inc.

13. LOR Financing, Inc.

14. LS Financing, Inc.

15. Magnolia Avenue Financing, Inc.

16. NL Receivables LLC

17. Pleasantville Financing, Inc.

18. POG Financing, Inc.

19. Rush Hour Financing, Inc.

20. TAC Financing, Inc.

21. TBS Funding Corp.

22. Time Receivables Company LLC

23. TWE-NL Receivables LLC

24. TWE Receivable Trust I

25. TW Receivables, Inc.

26. Turner Arena Operations, Inc.

27. WAG Financing, Inc.

28. TWEAN Subsidiary, LLC

                                                                      SCHEDULE 8

                             LIST OF PROPER PERSONS

      Name                                Title
      ----                                -----
Wayne H. Pace                 Exec. Vice President and CFO

Raymond G. Murphy             Vice President and Treasurer

Edward B. Ruggiero            Vice President - Corporate Finance

Matt Siegel                   Asst. Treasurer

Eric Schott*                  Asst. Treasurer

-----------
* The Administrative Agent may act upon Mr. Schott's verbal instructions which will be followed by written confirmation from one of the other above named officers.

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned parties to the Primary Guarantee, dated as of July 8, 2002 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of JPMorgan Chase Bank, as Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by the foregoing Agreement and (b) acknowledges and agrees that the guarantee of such party contained in the Primary Guarantee is, and shall remain, in full force and effect after giving effect to the foregoing Agreement and all prior modifications thereto.

                                    AOL TIME WARNER INC.

                                    By: /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

                                    AMERICA ONLINE, INC.

                                    By: /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

                                    TIME WARNER INC.

                                    By: /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

                                    TURNER BROADCASTING SYSTEMS, INC.

                                    By: /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer

                                    TIME WARNER COMPANIES, INC.

                                    By: /s/ Raymond G. Murphy
                                        ---------------------------------
                                        Name:  Raymond G. Murphy
                                        Title: Vice President & Treasurer